UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 4, 2020

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53723	30-0791746
(State or other jurisdiction of incorporation)	(Commission File #)	(IRS Employer Identification Number)

555 Madison Avenue, 5th Floor

New York, NY

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TAUG	OTCQB

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 7.01 of this current report on Form 8-K are incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 7.01 of this current report on Form 8-K are incorporated by reference in this Item 3.02.

In addition, on July 10, 2020, the Company’s chief executive officer purchased 700,000 shares of the Company’s Common Stock for an aggregate purchase price of $35,000, at $0.05 per share. All such shares shall be “restricted securities” as such term is defined by the Securities Act of 1933, as amended. The proceeds of this private placement were used to pay for additional inventory of the Company’s Pear Bellini flavor Tauri-Gum™. This acquisition of shares was also reported on Form 4 with the Securities and Exchange Commission on July 10, 2020.

Item 7.01	Regulation FD

On June 4, 2020, the Company entered into a one year 8% $33,000 convertible Note with GS Capital Partners, LLC (the “GS Note”) pursuant to the terms of a Securities Purchase Agreement (the “SPA”). The GS Note has a maturity date of June 4, 2021 and carried a $3,000 original issue discount (such that $30,000 was funded to the Company on or about June 4, 2020). The holder is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the GS Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 65% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange, which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the twenty (20) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Such conversion shall be effectuated by the Company delivering the shares of common stock to the holder within 3 business days of receipt by the Company of the notice of conversion. Accrued but unpaid interest shall be subject to conversion. To the extent the conversion price of the Company’s common stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 55% instead of 65% while that “Chill” is in effect. In no event shall the holder be allowed to affect a conversion if such conversion, along with all other shares of the Company common stock beneficially owned by the holder and its affiliates would exceed 9.9% of the outstanding shares of the common stock of the Company.

During the first six months that the GS Capital Note is in effect, the Company may redeem the GS Note by paying to the holder an amount as follows: (i) if the redemption is within the first 90 days of the issuance date, then for an amount equal to 120% of the unpaid principal amount of this Note along with any interest that has accrued during that period, (ii) if the redemption is after the 91st day, but less than the 180th day of the issuance date, then for an amount equal to 133% of the unpaid principal amount of this Note along with any accrued interest. The GS Note may not be redeemed after 180 days. The Company may not redeem the GS Capital Note after the 180th day from entering into it. Upon an event of default, among other default provisions set forth in the GS Capital Note, (i) interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. (ii) if the Company shall fail to deliver to the holder the shares of common stock without restrictive legend (when permissible in accordance with applicable law) within three (3) business days of its receipt of a notice of conversion, then the Company shall pay a penalty of $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company (which shall be increased to $500 per day beginning on the 10th day); (iii) if the Company loses its bid price for its stock in a market (including the OTC marketplace or other exchange), the principal amount due under the GS note shall increase by 20%; (iv) if the Company’s stock ceases to be listed on an exchange, its stock is suspended from trading for more than 10 consecutive trading days or the Company ceases to file its reports with the SEC under the Securities Exchange Act of 1934, as amended, then the outstanding principal due under the GS Capital Note shall increase by 50%; or (v) if the GS Capital Note is not paid at maturity, the outstanding principal due under this Note shall increase by 10%.

In connection with the GS Capital Note, the Company issued irrevocable transfer agent instructions reserving 3,678,000 shares of its common Stock for conversions under this Note (the “Share Reserve”) and shall maintain a 2.5 times reserve for the amount then outstanding. Upon full conversion or repayment of this Note, any shares remaining in the Share Reserve shall be cancelled and placed back into the treasury of the company and available for issuance at a future date.

The Company issued to the noteholder 90,000 shares of its restricted common stock as debt commitment shares valued at $3,105 ($0.0345 per share).

The foregoing description of the SPA and GS Note do not purport to be complete and are qualified in their entirety by reference to the respective agreements, which are filed as exhibits 4.1 and 4.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01	Other Events.

Mr. Checkout Distribution Agreement

On July 6, 2020, the Company issued a press release announcing that it had entered into a “Go-To-Market” distribution agreement (the “Agreement”) on June 29, 2020 with Mr. Checkout Distributors (“Mr. Checkout”), a marketing and consulting company located in Oviedo, Florida. The Agreement enables the Company to launch its flagship brand Tauri-Gum™ through Mr. Checkout’s network of independent direct store distributors that service approximately 150,000 stores and retail locations across the United States. These stores include well-known convenience stores, gas station marts and supermarket chains.

Under this Agreement, on July 7, 2020, the Company paid a one-time $5,000 retainer on commission against the first $100,000 in sales. Subsequent commissions shall be paid to Mr. Checkout during the first thirty (30) days of the subsequent quarter once retainer has been met and exceeded. Commission will not be paid until the retainer has been met.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The information set forth in the press release attached hereto as Exhibit 99.1 is hereby furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall the information in such press release filed an exhibit herewith be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Kushco Holdings Product Placement Agreement

Effective July 10, 2020, the Company and KushCo Holdings, Inc, a Nevada corporation (“KushCo”), entered into a Product Placement Membership Agreement (the “Placement Agreement”). Under the terms of the Placement Agreement, Kushco will provide placement services of the Company’s Tauri-Gum™ product line(s), and will assist with retail activation, product incubation, branding and marketing solutions, and sales management services. As compensation for providing such services and placement of the Company’s products, when Kushco or one of its affiliates consummates a purchase, distribution or sale of products (either directly or through third parties), Kushco will be paid a fee equal to 10% of the total gross sales for such transaction(s) (the “Placement Fee”). The Placement Fee shall be earned as of the date of the respective transaction and shall be paid in cash by the Company on a monthly basis and no later than the last calendar day of each calendar month. The Placement Agreement has a term of two (2) years, unless earlier terminated upon sixty (60) days notice to the Company, as provided under the Kuscho Agreement.

The foregoing description of the Placement Agreement does not purport to be complete and is qualified in its entirety by reference to the Placement Agreement, which is filed as exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Exhibits Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

4.1	Securities Purchase Agreement between the Company and GS Capital LLC dated June 4, 2020
4.2	Convertible Note between the Company and GS Capital LLC dated June 4, 2020
10.1	Mr. Checkout distributor agreement dated June 29, 2020
10.2	Product Placement Membership Agreement between the Company and KushCo Holdings, Inc., dated July 10, 2020
99.1	Press Release, date July 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2020

TAURIGA SCIENCES, INC.

By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer